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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No.'s 33-82612, 33-46594, 33-27737, 333-05811, 333-44983, 333-44979, 333-101725, 333-101729 and 333-110141 of Scientific Games Corporation on Form S-8 of our report dated October 31, 2003 on the combined balance sheet of IGT OnLine Entertainment Systems, Inc. and the systems business of VLC, Inc. as of September 28, 2002, and the related combined statements of income, equity and cash flows for the period from December 30, 2001 to September 28, 2002.

/s/  DELOITTE & TOUCHE LLP

Reno, Nevada
October 31, 2003

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INDEPENDENT AUDITORS' CONSENT